AgroFresh Solutions Reports Results for Fourth Quarter and Full Year 2018
•Full year 2018 net sales increased 9% versus 2017 to $178.8 million
•Fourth quarter 2018 net sales were $53.3 million, versus $54.1 million in the prior year fourth quarter
•Crop Diversification strategy continues, with 30% of sales coming from crops other than apples in 2018, versus 19% in the prior year period
•Net loss of $1.9 million for the fourth quarter of 2018 and net loss of $30.2 million for the full year 2018, which included $45.9 million of amortization of intangibles
•Adjusted EBITDA(1) of $24.4 million for the fourth quarter of 2018 and $66.9 million for the full year 2018

PHILADELPHIA, March 11, 2019 -- AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (NASDAQ: AGFS), a global leader in produce freshness solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2018.
"2018 was a transitional year for the Company, complete with leadership changes that have refocused the enterprise on cost-efficient sustainable growth. Contributions from a broader and more diversified product offering and broader crop reach are the key underpinnings of our long-term strategy. Sales coming from crops other than apples were 30% in 2018 versus 19% in 2017, and revenues outside our core SmartFresh apple business grew in the high single-digits for the full year 2018. The acquisition of Tecnidex in December 2017 contributed decisively with revenue growth of 9% in 2018, and the ongoing penetration within crops such as pears continues to be a key source of growth for the Company on a global basis. Sales outside North America represented approximately 75% of the revenue mix in 2018, and Europe is now our largest market representing over 40% of 2018 sales. Collectively, these elements helped offset the negative impact of an earlier than normal harvest in the Pacific Northwest region, which resulted in lower yields and profits for our customers, and in-turn curtailed the utilization of solutions such as Harvista across the industry.
As we look to the future, we see our core business remaining stable and our growth diversification initiatives becoming a greater proportion of the business. We also expect the geographic and customer diversification of the business to continue to mitigate risk from local fluctuations in crop size. In fact, in 2018, we serviced approximately 3,900 customers globally, an increase of approximately 200 versus 2017, and expanded our geographic reach from over 45 countries in 2017 to over 50 countries in 2018. Finally, our newly refinanced revolver, the implementation of our own SAP system and the stabilization of our operations as a standalone public company should all contribute to reduced operating costs in 2019. Overall for 2019, we expect improved financial performance and further progress in our diversification strategy as proof of the resilience of our business,” commented Jordi Ferre, Chief Executive Officer.
Financial Highlights for the Fourth Quarter and Full Year of 2018
Net sales for the fourth quarter of 2018 decreased 1.5%, from $54.1 million in the fourth quarter of 2017 to $53.3 million in the fourth quarter of 2018, driven by softness in the Pacific Northwest due to an earlier and smaller than normal apple harvest. This was partially offset by a full quarter of Tecnidex, which contributed $7.8 million in the fourth quarter of 2018.
Net sales for the full year 2018 increased 9% to $178.8 million versus $164.0 million in the prior year. The increase was driven by the addition of Tecnidex, which contributed growth of $18.1 million, and SmartFresh growth in Europe, partially offset by
(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.

SmartFresh declines in the Pacific Northwest region of the United States where the business was negatively impacted by a smaller than normal apple harvest. As we continue to implement our diversification strategy, and with the addition of Tecnidex, SmartFresh sales in the Pacific Northwest now represent less than 10% of the Company’s overall revenues.
In the fourth quarter of 2018, gross profit decreased 7% to $40.0 million compared to the prior year period. Gross margin was 75.0%, consistent with expectations as the Company executes its strategy of diversifying revenue mix with a broader assortment of product solutions such as Harvista™, RipeLock™ and the Tecnidex range of products.
For the full year 2018, gross profit increased 1% to $132.5 million compared to the full year 2017. Gross margin for the full year 2018 was 74.1%, a decrease from 80.1% in the prior year, due to the Company’s diversification initiatives, strategic pricing in the Pacific Northwest and the impact of ASC-606 deferred revenue.
Research and development costs were $3.6 million in the fourth quarter of 2018, down slightly versus the prior year period, and for the full year 2018 were $13.9 million compared to $13.8 million in the prior year. Tecnidex added $1.2 million of research and development cost for the full year. Excluding these costs, research and development costs were down versus the prior year period, reflecting more targeted research activities in 2018.
Selling, general and administrative expenses decreased 11% to $15.6 million in the fourth quarter of 2018 as compared to $17.5 million in the prior year period. The decrease was primarily driven by cost optimization initiatives, partially offset by Tecnidex contributing a full quarter of expenses in 2018 versus one month in 2017.
For the full year, selling, general and administrative expenses including Tecnidex were $65.8 million, up 6% versus 2017. Excluding Tecnidex, selling, general and administrative expenses were $60.6 million, down 1% for the year, reflecting cost optimization.
Fourth quarter 2018 net loss was $1.9 million, compared to net income of $23.4 million in the prior year period, which included a $24 million one-time benefit from tax related matters. For the full year 2018, net loss was $30.2 million, compared to net income of $23.6 million in 2017, which included $26.9 million of benefits associated with tax related matters and contingent consideration along with $13.3 million of gains on foreign currency transactions.
Adjusted EBITDA was down $0.9 million to $24.4 million in the fourth quarter of 2018 as compared to $25.3 million in the prior year period. For the full year, adjusted EBITDA was essentially flat at $66.9 million compared to $67.2 million in the prior year.
As of December 31, 2018, cash and cash equivalents were $34.9 million.
Conference Call
The Company will host a conference call and webcast where members of the executive management team will discuss these results with additional comments and details today, March 11, 2019 at 4:30 pm E.T. The conference call and supplemental earnings presentation will be available live over the internet through the “Events & Presentations” page of the Investor Relations section of the Company’s website at www.agrofresh.com. To participate on the live call listeners in the United States may dial 877-407-4018 and international listeners may dial 201-689-8471.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 pm. ET, March 11, 2019 through March 25, 2019. Listeners in the United States may dial 844-512-2921 and international listeners may dial 412-317-6671. The passcode is 13686918.
Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including incentive bonuses and for bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information for evaluation of the Company’s performance.
The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures EBITDA and Adjusted EBITDA to the most comparable GAAP measure are provided in the table at the end of this press release.
About AgroFresh
AgroFresh (Nasdaq:AGFS) is a leading global innovator and provider of science-based solutions, data-driven technologies and experience-backed services to enhance the quality and extend the shelf life of fresh produce. For more than 20 years, AgroFresh has been revolutionizing the apple industry and has launched new innovative solutions in a variety of fresh produce categories from bananas to cherries and citrus to pears. AgroFresh supports growers, packers and retailers by supplying post-harvest solutions across the industry that enhance crop values while conserving our planet’s resources and reducing global food waste. Visit agrofresh.com to learn more.
™Trademark of AgroFresh Inc.
Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with acquisitions and investments; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.
Contact:
For AgroFresh Solutions, Inc.
Jeff Sonnek - Investor Relations
ICR Inc.
Jeff.Sonnek@icrinc.com
646-277-1263

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$34,852	$64,533
Accounts receivable, net of allowance for doubtful accounts of $2,336 and $1,907, respectively	67,942	71,509
Inventories	24,807	24,109
Other current assets	15,608	18,684
Total current assets	143,209	178,835
Property and equipment, net	13,289	12,200
Goodwill	6,670	9,402
Intangible assets, net	711,967	757,882
Deferred income tax assets	7,332	8,198
Other assets	16,820	16,746
TOTAL ASSETS	$899,287	$983,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,530	$15,014
Current portion of long-term debt	6,419	7,926
Income taxes payable	4,815	5,931
Accrued expenses and other current liabilities	45,340	65,809
Total current liabilities	64,104	94,680
Long-term debt	400,309	402,868
Other noncurrent liabilities	32,066	38,505
Deferred income tax liabilities	30,232	31,130
Total liabilities	526,711	567,183

Commitments and contingencies (see Note 17)
Stockholders’ equity:
Common stock, par value $0.0001; 400,000,000 shares authorized, 51,071,573 and 50,698,587 shares issued and 50,410,192 and 50,037,206 outstanding at December 31, 2018 and December 31, 2017, respectively	5	5
Preferred stock, par value $0.0001; share authorized and outstanding at December 31, 2018 and December 31, 2017, respectively	—	—
Treasury stock, par value $0.0001; 661,381 shares at December 31, 2018 and December 31, 2017, respectively	(3,885)	(3,885)
Additional paid-in capital	535,819	533,015
Accumulated deficit	(138,789)	(108,729)
Accumulated other comprehensive loss	(28,837)	(12,769)
Total AgroFresh stockholders’ equity	364,313	407,637
Non-controlling interest	8,263	8,443
Total equity	372,576	416,080
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$899,287	$983,263

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net sales	$53,316	$54,135	$178,786	$164,026
Cost of sales (excluding amortization, shown separately below)	13,361	11,290	46,271	32,655
Gross profit	39,955	42,845	132,515	131,371
Research and development expenses	3,580	3,676	13,873	13,779
Selling, general, and administrative expenses	15,637	17,519	65,770	61,847
Amortization of intangibles	11,604	10,575	45,946	41,910
Impairment of long lived assets	2,600	—	2,600	—
Change in fair value of contingent consideration	(3,561)	(24,528)	(3,018)	(26,948)
Operating income (loss)	10,095	35,603	7,344	40,783
Other income (loss)	10	651	429	611
(Loss) gain on foreign currency exchange	(2,194)	2,760	(1,722)	13,344
Interest expense, net	(8,201)	(8,260)	(34,451)	(35,755)
(Loss) income before income taxes	(290)	30,754	(28,400)	18,983
Provision (benefit) for income taxes	1,626	7,316	1,840	(4,579)
Net (loss) income including non-controlling interests	$(1,916)	$23,438	$(30,240)	$23,562
Less: Net loss (income) attributable to non-controlling interests	(262)	(91)	180	(91)
Net (loss) income attributable to AgroFresh Solutions, Inc	$(2,178)	$23,347	$(30,060)	$23,471

Net (loss) income per share:
Basic	$(0.04)	$0.47	$(0.60)	$0.47
Diluted	$(0.04)	$0.47	$(0.60)	$0.47
Weighted average shares outstanding:
Basic	49,977,686	49,679,292	49,883,739	49,808,600
Diluted	49,977,686	50,137,694	49,883,739	50,191,303

Non-GAAP Measures

The following table sets forth the non-GAAP financial measures of EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including incentive bonuses and for bank covenant reporting), are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following is reconciliation between the non-GAAP financial measure of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net (loss) income:

(in thousands)	Three Months ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
GAAP net (loss) income including non-controlling interests	$(1,916)	$23,437	$(30,240)	$23,562
Provision (benefit) for income taxes	1,626	7,316	1,840	(4,579)
Interest expense(1)	8,201	8,260	34,451	35,755
Depreciation and amortization	12,107	11,254	47,593	44,356
Non-GAAP EBITDA	$20,018	$50,267	$53,644	$99,094
Share-based compensation	809	909	2,897	2,616
Severance related costs(2)	(593)	—	1,453	261
Other non-recurring costs(3)	2,903	1,406	7,558	5,486
Loss (gain) on foreign currency exchange(4)	2,194	(2,760)	1,722	(13,344)
Mark-to-market adjustments, net(5)	(3,561)	(24,516)	(3,018)	(26,948)
Impairment of long lived assets	2,600	—	2,600	—
Non-GAAP Adjusted EBITDA	$24,370	$25,306	$66,856	$67,165

———————————
(1) Interest on the term loan and accretion for debt discounts, debt issuance costs and contingent consideration
(2)  Severance costs related to former executives
(3) Costs related to certain professional and other infrequent or non-recurring fees, including those associated with becoming a stand-alone public company, litigation and M&A related fees
(4) Loss (gain) on foreign currency exchange relates to net losses and gains resulting from transactions denominated in a currency other than the entity's functional currency.
(5)  Non-cash adjustment to the fair value of contingent consideration related to the Tax Receivable Agreement and earnout.